UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2013

  ZYGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0864500
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, CT		06455-0448
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 347-8506

  Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2013, Zygo Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Gary K. Willis, effective November 11, 2013. Pursuant to the Employment Agreement, Mr. Willis is employed as interim Chief Executive Officer (“CEO”) of the Company. The Employment Agreement has a term that began on November 11, 2013, and will, unless sooner terminated, continue until the date a permanent CEO commences employment with the Company. Mr. Willis or the Company may terminate the Employment Agreement at any time for any or no reason. Mr. Willis will be paid at the rate of $215.00 per hour, provided that the amount payable for any week will not be less than $860.00 nor more than $8,600.00, regardless of the number of hours worked during that week. The Employment Agreement also provides for an equity award consisting of a restricted stock unit award issued under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) covering 10,000 shares of the Company’s common stock, which will vest in full on the earliest of (a) the date the Company hires a new permanent CEO and (b) November 11, 2014, and will otherwise be in accordance with the terms of the 2012 Plan. The terms and conditions of the restricted stock unit award will be subject to the terms of the 2012 Plan and to a separate award agreement, generally consistent with those provided under the 2012 Plan. Mr. Willis will continue to serve as a member of the Board of Directors of the Company, but will not receive compensation for his service as a director, so long as he is employed by the Company.

Mr. Willis will be entitled to participate in any group health, retirement savings or other employee benefit plan of the Company, applicable generally to senior executive officers of the Company, provided, however, that Mr. Willis will not be entitled to any paid vacation.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to a copy of the Employment Agreement included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02 (e) The description of the Company’s compensatory arrangements contained in the Employment Agreement with Mr. Willis, set forth in Item 1.01 above, is incorporated herein by reference. In addition, as noted in Item 1.01, on November 11, 2013, in accordance with the Employment Agreement, Mr. Willis received a restricted stock unit award issued under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) covering 10,000 shares of the Company’s common stock, which will vest in full on the earliest of (a) the date the Company hires a new permanent CEO and (b) November 11, 2014, and will otherwise be in accordance with the terms of the 2012 Plan and the referenced separate award agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between Zygo Corporation and Gary K. Willis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: November 15, 2013	By:	/s/ John P. Jordan
Name: John P. Jordan Title: Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

10.1	Employment Agreement between Zygo Corporation and Gary K. Willis.